UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2009
Flagstar Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	1-16577 (Commission File Number)	38-3150651 (I.R.S. Employer Identification No.)

5151 Corporate Drive, Troy, Michigan (Address of principal executive offices)	48098 (Zip Code)
(248) 312-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Due to the previously announced resignation of B. Brian Tauber from Flagstar Bancorp, Inc.’s (the “Company”) Board of Directors effective as of September 30, 2009, the Company did not have three members on its Audit Committee.
On October 6, 2009, the Company received notice from NYSE Regulation, Inc., an affiliate of the New York Stock Exchange (“NYSE”), that, as a result of Mr. Tauber’s resignation, the Company was deficient in meeting the requirements of Section 303A.07(a) of the NYSE Listed Company Manual, which requires the audit committee of NYSE listed companies to have a minimum of three members.
On October 6, 2009, the Company’s Board of Directors appointed David L. Treadwell, who is currently a member of the Board of Directors, to the Audit Committee. Accordingly, as of that date, the Company was in compliance with the listing standards of the NYSE. The Company’s Board of Directors found that Mr. Treadwell meets Securities and Exchange Commission and NYSE requirements for independence and is financially literate and has accounting or related financial management expertise as such qualifications are defined by the rules of the NYSE.
The Company notified the NYSE that it cured the deficiency. On October 7, 2009, NYSE Regulation, Inc. notified the Company that it was in compliance with Section 303A.07(a) of the NYSE Listed Company Manual.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLAGSTAR BANCORP, INC.
Dated: October 9, 2009	By:	/s/ Paul D. Borja
Paul D. Borja
Executive Vice-President and Chief Financial Officer